November 2021 Pricing Supplement No. T2178 Registration Statement No. 333-238458-02 Dated November 12, 2021 Filed pursuant to Rule 424(b)(2)

Auto-Callable Securities due November 16, 2023

Based on the Performance of the iShares® MSCI Emerging Markets ETF

Principal at Risk Securities

Unlike ordinary debt securities, the Auto-Callable Securities due November 16, 2023 based on the performance of the iShares® MSCI Emerging Markets ETF (the “Underlying”), which we refer to as the “securities”, do not provide for the regular payment of interest or guarantee the return of any principal at maturity. The securities will be automatically redeemed if the closing level of the Underlying on the Call Observation Date is greater than or equal to the Call Level, and for each security you hold you will receive a cash payment equal to $10 plus the Automatic Redemption Premium, as set forth below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities are not automatically redeemed and the Underlying has appreciated in value, investors will receive the principal amount of their investment plus a return reflecting 125% of the upside performance of the Underlying. If the securities are not automatically redeemed and the Underlying has depreciated in value, but the Final Level is greater than or equal to the Downside Threshold Level, investors will receive the principal amount of their investment. However, if the securities are not automatically redeemed and the Underlying has depreciated in value and the Final Level is less than the Downside Threshold Level, meaning that the Underlying has depreciated by more than 20% from the Initial Level, the payment due at maturity per security will be significantly less than $10 by an amount that is proportionate to the full percentage decline in the level of the Underlying from the Initial Level to the Final Level. Under these circumstances, the Redemption Amount per security will be less than $8 and could be zero. Accordingly, you may lose your entire initial investment in the securities.

All payments on the securities, including any repayment of principal, are subject to the credit risk of Credit Suisse.

KEY TERMS
Issuer:	Credit Suisse AG (“Credit Suisse”), acting through its London branch
Underlying:	The Underlying is set forth in the table below. For more information on the Underlying, see “The Underlying” herein. The Underlying is identified in the table below, together with its Bloomberg ticker symbol, Initial Level, Downside Threshold Level and Call Level:
Underlying	Ticker	Initial Level	Downside Threshold Level	Call Level
iShares® MSCI Emerging Markets ETF	EEM UP <Equity>	$52.00	$41.60 (80% of Initial Level)	$52.00 (100% of Initial Level)
Aggregate Principal Amount:	$2,640,850
Principal Amount:	$10 per security. The securities are offered at a minimum investment of 100 securities at $10 per security (representing a $1,000 investment), and integral multiples of $10 in excess thereof.
Price to Public:	$10 per security (see “Commissions and Price to Public” below)
Trade Date:	November 12, 2021
Settlement Date:	November 17, 2021 (3 business days after the Trade Date). Delivery of the securities in book-entry form only will be made through The Depository Trust Company.
Valuation Date:	November 13, 2023, subject to postponement as set forth in any accompanying product supplement under “Description of the Securities—Postponement of calculation dates.”
Maturity Date:	November 16, 2023, subject to postponement as set forth in any accompanying product supplement under “Description of the Securities—Postponement of calculation dates.”
Listing:	The securities will not be listed on any securities exchange.
Key Terms continued on the following page

Investing in the securities involves a number of risks. See “Selected Risk Considerations” beginning on page 9 of this pricing supplement and “Risk Factors” beginning on page PS-3 of any accompanying product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or any accompanying product supplement, the prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.

Commissions and Price to Public	Price to Public	Underwriting Discounts and Commissions	Proceeds to Issuer
Per security	$10	$0.20(1)
		$0.05(2)	$9.75
Total	$2,640,850	$66,021.25	$2,574,828.75

(1) We or one of our affiliates will pay to Morgan Stanley Smith Barney LLC (“MSSB”) discounts and commissions of $0.25 per $10 principal amount of securities, of which $0.05 per $10 principal amount of securities will be paid as a structuring fee. For more detailed information, please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

(2) Reflects a structuring fee payable to MSSB by Credit Suisse Securities (USA) LLC (“CSSU”) or one of its affiliates of $0.05 for each security.

The agent for this offering, CSSU, is our affiliate. For more information, see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

Credit Suisse currently estimates the value of each $10 principal amount of the securities on the Trade Date is $9.68 (as determined by reference to our pricing models and the rate we are currently paying to borrow funds through issuance of the securities (our “internal funding rate”)). See “Selected Risk Considerations” in this pricing supplement.

The securities are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

Auto-Callable Securities due November 16, 2023

Based on the Performance of the iShares® MSCI Emerging Markets ETF
Principal at Risk Securities

Key Terms continued from previous page:
Automatic Redemption:	If a Call Event occurs on the Call Observation Date, the securities will be automatically redeemed on the Automatic Redemption Date and you will receive a cash payment equal to the principal amount of the securities you hold plus the Automatic Redemption Premium (such payment, the “Automatic Redemption Amount”). No further payments will be made in respect of the securities following an Automatic Redemption. Any payment on the securities is subject to our ability to pay our obligations as they become due.
Call Event:	A Call Event will occur if, on the Call Observation Date, the closing level of the Underlying on the Call Observation Date is equal to or greater than the Call Level.
Call Level:	100% of the Initial Level, as set forth in the table above.
Automatic Redemption Premium:	For each $10 principal amount of securities you hold; $0.905.
Redemption Amount:	If the securities have not been previously automatically redeemed, on the Maturity Date, for each $10 principal amount of securities you hold, you will receive a cash payment determined as follows:

•   If the Final Level is greater than or equal to the Initial Level, an amount calculated as follows:

$10 + Leveraged Upside Payment

•   If the Final Level is less than the Initial Level but greater than or equal to the Downside Threshold Level, $10

•   If the Final Level is less than the Downside Threshold Level, an amount calculated as follows:

$10 × Underlying Performance Factor

Under these circumstances, the Redemption Amount will be significantly less than the stated principal amount of $10, and will represent a loss of more than 20%, and possibly all, of your investment.

Leveraged Upside Payment:	$10 x Leverage Factor x Underlying Percent Change
Underlying Percent Change:	Final Level – Initial Level Initial Level
Underlying Performance Factor:	Final Level Initial Level
Leverage Factor:	125%
Downside Threshold Level:	80% of the Initial Level, as set forth in the table above.
Distributor:	MSSB. See “Supplemental Plan of Distribution (Conflicts of Interest).”
Calculation Agent:	Credit Suisse International
Initial Level:	The closing level of the Underlying on the Trade Date, as set forth in the table above.
Final Level:	The closing level of the Underlying on the Valuation Date
Key Dates:	Call Observation Date	Automatic Redemption Date
	November 21, 2022	November 25, 2022
The Key Dates are subject to postponement as set forth in the accompanying product supplement under “Description of the Securities—Postponement of calculation dates.”
Events of Default:

With respect to these securities, the first bullet of the first sentence of “Description of Debt Securities— Events of Default” in the accompanying prospectus is amended to read in its entirety as follows:

•     a default in payment of the principal or any premium on any debt security of that series when due, and such default continues for 30 days;

CUSIP / ISIN:	22551G507 / US22551G5071

Auto-Callable Securities due November 16, 2023

Based on the Performance of the iShares® MSCI Emerging Markets ETF
Principal at Risk Securities

Additional Terms Specific to the Securities

You should read this pricing supplement together with the product supplement dated June 18, 2020, the prospectus supplement dated June 18, 2020 and the prospectus dated June 18, 2020, relating to our Medium-Term Notes of which these securities are a part. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product Supplement No. I–C dated June 18, 2020:

https://www.sec.gov/Archives/edgar/data/1053092/000095010320011958/dp130587_424b2-ps1c.htm

•	Prospectus Supplement and Prospectus dated June 18, 2020:

https://www.sec.gov/Archives/edgar/data/1053092/000110465920074474/tm2019510-8_424b2.htm

In the event the terms of the securities described in this pricing supplement differ from, or are inconsistent with, the terms described in any accompanying product supplement, the prospectus supplement or prospectus, the terms described in this pricing supplement will control.

For purposes of any accompanying product supplement, a “Call Observation Date” is a “calculation date.”

Our Central Index Key, or CIK, on the SEC website is 1053092. As used in this pricing supplement, “we,” “us,” or “our” refers to Credit Suisse.

This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. We may, without the consent of the registered holder of the securities and the owner of any beneficial interest in the securities, amend the securities to conform to its terms as set forth in this pricing supplement and the documents listed above, and the trustee is authorized to enter into any such amendment without any such consent. You should carefully consider, among other things, the matters set forth in “Selected Risk Considerations” in this pricing supplement and “Risk Factors” in any accompanying product supplement, “Foreign Currency Risks” in the accompanying prospectus, and any risk factors we describe in the combined Annual Report on Form 20-F of Credit Suisse Group AG and us incorporated by reference therein, and any additional risk factors we describe in future filings we make with the SEC under the Securities Exchange Act of 1934, as amended, as the securities involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisors before deciding to invest in the securities.

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Principal at Risk Securities

Supplemental Terms of the Securities

For purposes of the securities offered by this pricing supplement, all references to the following defined term used in any accompanying product supplement will be deemed to refer to the corresponding defined term used in this pricing supplement, as set forth in the table below:

Product Supplement Defined Term	Pricing Supplement Defined Term
Knock-In Level	Downside Threshold Level
Trigger Observation Date	Call Observation Date
Early Redemption Date	Automatic Redemption Date
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Auto-Callable Securities due November 16, 2023

Based on the Performance of the iShares® MSCI Emerging Markets ETF
Principal at Risk Securities

Investment Summary

Auto-Callable Securities

Principal at Risk Securities

The Auto-Callable Securities due November 16, 2023 based on the performance of the iShares® MSCI Emerging Markets ETF do not provide for the regular payment of interest or guarantee the return of any principal at maturity. The securities will be automatically redeemed if the closing level of the Underlying on the Call Observation Date is greater than or equal to the Call Level, and for each security you hold you will receive a cash payment equal to $10 plus the Automatic Redemption Premium. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been automatically redeemed and the Final Level is greater than or equal to the Initial Level, you will receive the principal amount plus a return reflecting 125% of the upside performance of the Underlying. If the securities have not been automatically redeemed and the Final Level is less than the Initial Level but greater than or equal to the Downside Threshold Level, you will receive a Redemption Amount of $10 per $10 security. However, if the securities are not automatically redeemed prior to maturity and the Final Level is less than the Downside Threshold Level, meaning that the Underlying has depreciated by more than 20% from the Initial Level, the payment due at maturity per security will be significantly less than $10 by an amount that is proportionate to the full percentage decline in the level of the Underlying from the Initial Level to the Final Level. Under these circumstances, the Redemption Amount per security will be less than $8 and could be zero. Accordingly, you may lose your entire initial investment in the securities.

Maturity:	Approximately two years
Automatic Redemption:	If, on the Call Observation Date, the closing level of the Underlying is greater than or equal to the Call Level, the securities will be automatically redeemed and you will receive the Automatic Redemption Amount on the Automatic Redemption Date.
Automatic Redemption Amount:	The Automatic Redemption Amount per security will equal $10 plus the Automatic Redemption Premium of $0.905. No further payments will be made on the securities once they have been redeemed.
Downside Threshold Level:	80% of the Initial Level
Leverage Factor:	125% (applicable only if the Final Level is greater than the Initial Level)
Redemption Amount:

If the securities have not previously been automatically redeemed, you will receive at maturity a cash payment per security as follows:

•   If the Final Level is greater than or equal to the Initial Level, an amount calculated as follows:

$10 + Leveraged Upside Payment

•   If the Final Level is less than the Initial Level but greater than or equal to the Downside Threshold Level, $10.

•   If the Final Level is less than the Downside Threshold Level, an amount calculated as follows:

$10 × Underlying Performance Factor

If the Final Level is less than the Downside Threshold Level, investors will be fully exposed to the negative performance of the Underlying and will receive a Redemption Amount that is less than 80% of the stated principal amount of the securities and could be zero.

Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

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Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, if the closing level of the Underlying on the Call Observation Date is greater than or equal to the Call Level, for each security you hold you will receive a cash payment equal to $10 plus the Automatic Redemption Premium.

The following scenarios are for illustrative purposes only to demonstrate how the Automatic Redemption Amount or the Redemption Amount (if the securities have not previously been automatically redeemed) is calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be automatically redeemed prior to maturity and the Redemption Amount may be less than $10 and may be zero.

Scenario 1: The securities are automatically redeemed prior to maturity	When the Underlying closes at or above the Call Level on the Call Observation Date, the securities will be automatically redeemed for a cash payment equal to $10 plus the Automatic Redemption Premium. Investors do not participate in any appreciation of the Underlying.
Scenario 2: The securities are not automatically redeemed prior to maturity, and investors receive a leveraged positive return at maturity	This scenario assumes that the Underlying closes below the Call Level on the Call Observation Date. Consequently, the securities are not automatically redeemed prior to maturity. On the Valuation Date, the Underlying closes at or above the Initial Level. At maturity, investors will receive a cash payment equal to $10 plus a return reflecting 125% of the upside performance of the Underlying.
Scenario 3: The securities are not automatically redeemed prior to maturity, and investors receive the return of principal at maturity	This scenario assumes that the Underlying closes below the Call Level on the Call Observation Date. Consequently, the securities are not automatically redeemed prior to maturity. On the Valuation Date, the Underlying closes below the Initial Level but greater than or equal to the Downside Threshold Level. At maturity, investors will receive a cash payment equal to $10 per $10 security.
Scenario 4: The securities are not automatically redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity	This scenario assumes that the Underlying closes below the Call Level on the Call Observation Date. Consequently, the securities are not automatically redeemed prior to maturity. On the Valuation Date, the Underlying closes below the Downside Threshold Level. At maturity, investors will receive an amount equal to $10 multiplied by the Underlying Performance Factor. Under these circumstances, the Redemption Amount will be significantly less than $10 and could be zero.
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Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether the securities are automatically redeemed prior to maturity will be determined by reference to the closing level of the Underlying on the Call Observation Date, and the Redemption Amount will be determined by reference to the closing level of Underlying on the Valuation Date. The actual Initial Level, Downside Threshold Level, Call Level and Automatic Redemption Amount are set forth in “Key Terms” herein. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms:

Hypothetical Initial Level:	$100
Hypothetical Downside Threshold Level:	$80, which is 80% of the hypothetical Initial Level
Hypothetical Call Level:	$100, which is 100% of the hypothetical Initial Level
Early Redemption Payment:	The Automatic Redemption Amount per security will equal $10 plus the Automatic Redemption Premium of $0.905. No further payments will be made on the securities once they have been redeemed.
Redemption Amount:

If the securities have not previously been automatically redeemed, you will receive at maturity a cash payment per security as follows:

•   If the Final Level is greater than or equal to the Initial Level, an amount calculated as follows:

$10 + the Leveraged Upside Payment

•   If the Final Level is less than the Initial Level but greater than or equal to the Downside Threshold Level, $10.

•   If the Final Level is less than the Downside Threshold Level, an amount calculated as follows:

$10 × Underlying Performance Factor

Under these circumstances, you will lose a significant portion or all of your investment.

Stated Principal Amount:	$10
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Principal at Risk Securities

Automatic Redemption Amount:

Table 1 — The securities are automatically redeemed on the Call Observation Date

Date	Payment (per Security)
Call Observation Date	$10.905

If a Call Event occurs on the Call Observation Date, investors will receive an amount on the Automatic Redemption Date corresponding to $10 plus the Automatic Redemption Premium. No further payments will be made on the securities once they have been redeemed, and investors do not participate in any appreciation of the Underlying.

Redemption Amount

In the following examples, the closing level of the Underlying on the Call Observation Date is less than the Call Level, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

Example 1 — The Final Level is at or above the Initial Level

Final Level	Redemption Amount (per Security)
$110	$10 + ($10 x 10% x 125%) = $11.25

In this example, the closing level of the Underlying is below the Initial Level on the Call Observation Date, and therefore the securities are not automatically redeemed prior to maturity. The Final Level is greater than or equal to the Initial Level. At maturity, investors receive $11.25 per security, corresponding to $10 plus 125% of the appreciation of the Underlying from the Initial Level to the Final Level.

Example 2 — The Final Level is below the Initial Level but at or above the Downside Threshold Level

Final Level	Redemption Amount (per Security)
$90	$10

In this example, the closing level of the Underlying is below the Initial Level on the Call Observation Date, and therefore the securities are not automatically redeemed prior to maturity. The Final Level is below the Initial Level but greater than or equal to the Downside Threshold Level. At maturity, investors receive $10 principal amount per security.

Example 3 — The Final Level is below the Downside Threshold Level

Final Level	Redemption Amount (per Security)
$50	$10 × 50% = $5

In this example, the closing level of the Underlying is below the Initial Level on the Call Observation Date, and therefore the securities are not automatically redeemed prior to maturity. The Final Level is less than the Downside Threshold Level, and accordingly, investors are fully exposed to the negative performance of the Underlying over the term of the securities, and will receive a Redemption Amount that is significantly less than the stated principal amount of the securities. The Redemption Amount is $5 per security, representing a loss of 50% on your investment.

If the securities are not automatically redeemed prior to maturity and the Final Level is less than the Downside Threshold Level, you will lose a significant portion or all of your investment in the securities.

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Selected Risk Considerations

This section describes the material risks relating to the securities. For a complete list of risk factors, please see any accompanying product supplement, the prospectus and prospectus supplement. Investors should consult their financial and legal advisers as to the risks entailed by an investment in the securities and the appropriateness of the securities in light of their particular circumstances.

Risks Relating to the Securities Generally

▪	The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest or the return of any of the principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and the Final Level is less than the Downside Threshold Level, you will be fully exposed to the decline in the level of the Underlying over the term of the securities, and you will receive for each security that you hold at maturity an amount of cash that is significantly less than the Principal Amount, in proportion to the decline in the level of the Underlying from the Initial Level to the Final Level. Under this scenario, the value of any such payment will be less than 80% of the Principal Amount and could be zero. You may lose up to your entire initial investment in the securities. Any payment on the securities is subject to our ability to pay our obligations as they become due.

▪	Regardless of the amount of any payment you receive on the securities, your actual yield may be different in real value terms. Inflation may cause the real value of any payment you receive on the securities to be less at maturity than it is at the time you invest. An investment in the securities also represents a forgone opportunity to invest in an alternative asset that generates a higher real return. You should carefully consider whether an investment that may result in a return that is lower than the return on alternative investments is appropriate for you.

▪	The probability that the Final Level will be less than the Downside Threshold Level will depend on the volatility of the Underlying. “Volatility” refers to the frequency and magnitude of changes in the level of the Underlying. The greater the expected volatility with respect to the Underlying on the Trade Date, the higher the expectation as of the Trade Date that the Final Level could be less than the Downside Threshold Level, indicating a higher expected risk of loss on the securities. The terms of the securities are set, in part, based on expectations about the volatility of the Underlying as of the Trade Date. The volatility of the Underlying can change significantly over the term of the securities. The level of the Underlying could fall sharply, which could result in a significant loss of principal. You should be willing to accept the downside market risk of the Underlying and the potential to lose a significant amount of your principal at maturity.

▪	The securities do not pay interest. We will not pay interest on the securities. You may receive less at maturity than you could have earned on ordinary interest-bearing debt securities with similar maturities, including other of our debt securities, since the Redemption Amount at maturity is based on the performance of the Underlying. Because the Redemption Amount due at maturity may be less than the amount originally invested in the securities, the return on the securities (the effective yield to maturity) may be negative. Even if it is positive, the return payable on each security may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

▪	Limited appreciation potential. If a Call Event occurs, the appreciation potential of the securities will be limited to the Automatic Redemption Premium, regardless of any appreciation in the Underlying, which may be significant. Any payment on the securities is subject to our ability to pay our obligations as they become due.

▪	The securities are subject to a potential Automatic Redemption, which exposes you to reinvestment risk. The securities are subject to a potential Automatic Redemption. If the securities are automatically redeemed prior to the Maturity Date, you may be unable to invest in other securities with a similar level of risk that provide you with the opportunity to be paid the same coupons as the securities.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid financial contracts that are treated as “open transactions.” If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the

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ownership and disposition of the securities, including the timing and character of income recognized by U.S. investors and the withholding tax consequences to non-U.S. investors, might be materially and adversely affected. Even if the treatment of the securities described herein is respected, there is a substantial risk that a security will be treated as a “constructive ownership transaction,” with potentially adverse consequences described below under “United States Federal Tax Considerations.” Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Risks Relating to the Underlying

▪	There are risks associated with the Underlying. Although shares of the Underlying are listed for trading on a national securities exchange and a number of similar products have been traded on various national securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the Underlying or that there will be liquidity in the trading market. The Underlying is subject to management risk, which is the risk that the Underlying’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. Pursuant to the Underlying's investment strategy or otherwise, its investment advisor may add, delete or substitute the assets held by the Underlying. Any of these actions could adversely affect the price of the shares of the Underlying and consequently the value of the securities. For additional information on the Underlying, see “The Underlying” herein.

▪	The performance and market value of the Underlying, particularly during periods of market volatility, may not correlate to the performance of the Tracked Index. The Underlying will generally invest in all of the equity securities included in the index tracked by the Underlying (the “Tracked Index”), but may not fully replicate the Tracked Index. There may be instances where the Underlying’s investment advisor may choose to overweight another stock in the Underlying’s Tracked Index, purchase securities not included in the Tracked Index that the investment advisor believes are appropriate to substitute for a security included in the Tracked Index or utilize various combinations of other available investment techniques. In addition, the performance of the Underlying will reflect additional transaction costs and fees that are not included in the calculation of the Tracked Index. Finally, because the shares of the Underlying are traded on a national securities exchange and are subject to market supply and investor demand, the market value of one share of the Underlying may differ from the net asset value per share of the Underlying.

During periods of market volatility, securities held by the Underlying may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the Underlying and the liquidity of the Underlying may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of the Underlying. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of the Underlying. As a result, under these circumstances, the market value of shares of the Underlying may vary substantially from the net asset value per share of the Underlying. For all the foregoing reasons, the performance of the Underlying may not correlate with the performance of the Tracked Index. For additional information on the Underlying, see “The Underlying” herein.

▪	Foreign securities markets risk. Some or all of the assets included in the Underlying are issued by foreign companies and trade in foreign securities markets. Investments in the securities therefore involve risks associated with the securities markets in those countries, including risks of volatility in those markets, government intervention in those markets and cross shareholdings in companies in certain countries. Also, foreign companies are generally subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. The equity securities included in the Underlying may be more volatile than domestic equity securities and may be subject to different political, market, economic, exchange rate, regulatory and other risks, including changes in foreign governments, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of foreign countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. These factors may adversely affect the values of the equity securities included in the Underlying, and therefore the performance of the Underlying and the value of the securities.

▪	Emerging markets risk. The Underlying is exposed to the political and economic risks of emerging market countries. In recent years, some emerging markets have undergone significant political, economic and social upheaval. Such far-reaching changes have resulted in constitutional and social tensions and, in some cases, instability and reaction against

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market reforms has occurred. With respect to any emerging market nation, there is the possibility of nationalization, expropriation or confiscation, political changes, government regulation and social instability. There can be no assurance that future political changes will not adversely affect the economic conditions of an emerging market nation. Political or economic instability could have an adverse effect on the performance of the securities.

▪	Currency exchange risk. Because the prices of the equity securities included in the Underlying are converted into U.S. dollars for purposes of calculating the level of the Underlying, investors will be exposed to currency exchange rate risk with respect to each of the currencies in which the equity securities included in the Underlying trade. Currency exchange rates may be highly volatile, particularly in relation to emerging or developing nations’ currencies and, in certain market conditions, also in relation to developed nations’ currencies. Significant changes in currency exchange rates, including changes in liquidity and prices, can occur within very short periods of time. Currency exchange rate risks include, but are not limited to, convertibility risk, market volatility and potential interference by foreign governments through regulation of local markets, foreign investment or particular transactions in foreign currency. These factors may adversely affect the values of the equity securities included in the Underlying, the level of the Underlying and the value of the securities.

▪	No ownership rights relating to the Underlying. Your return on the securities will not reflect the return you would realize if you actually owned shares of the Underlying or the assets that comprise the Underlying. The return on your investment is not the same as the total return based on a purchase of shares of the Underlying or the assets that comprise the Underlying.

▪	No dividend payments or voting rights. As a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights with respect to shares of the Underlying or the assets that comprise the Underlying.

▪	Anti-dilution protection is limited. The calculation agent will make anti-dilution adjustments for certain events affecting the Underlying. However, an adjustment will not be required in response to all events that could affect the Underlying. If an event occurs that does not require the calculation agent to make an adjustment, or if an adjustment is made but such adjustment does not fully reflect the economics of such event, the value of the securities may be materially and adversely affected. See “Description of the Securities—Adjustments” in the relevant product supplement.

▪	Government regulatory action, including legislative acts and executive orders, could result in material changes to the Underlying and could negatively affect your return on the securities. Government regulatory action, including legislative acts and executive orders, could materially affect the Underlying. For example, in response to recent executive orders, stocks of companies that are determined to be linked to the People’s Republic of China military, intelligence and security apparatus may be delisted from a U.S. exchange, removed as a component in indices or exchange traded funds, or transactions in, or holdings of, securities with exposure to such stocks may otherwise become prohibited under U.S. law. If government regulatory action results in such consequences, there may be a material and negative effect on the securities.

Risks Relating to the Issuer

▪	The securities are subject to the credit risk of Credit Suisse. Investors are dependent on our ability to pay all amounts due on the securities and, therefore, if we were to default on our obligations, you may not receive any amounts owed to you under the securities. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the value of the securities prior to maturity.

▪	Credit Suisse is subject to Swiss regulation. As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (FINMA) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the securities and/or the ability of Credit Suisse to make payments thereunder and you may not receive any amounts owed to you under the securities.

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Risks Relating to Conflicts of Interest

▪	Hedging and trading activity. We, any dealer or any of our or their respective affiliates may carry out hedging activities related to the securities, including in the Underlying or instruments related to the Underlying. We, any dealer or our or their respective affiliates may also trade in the Underlying or instruments related to the Underlying from time to time. Any of these hedging or trading activities on or prior to the Trade Date and during the term of the securities could adversely affect our payment to you at maturity.

▪	Potential conflicts. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as agent of the issuer for the offering of the securities, hedging our obligations under the securities and determining their estimated value. In performing these duties, the economic interests of us and our affiliates are potentially adverse to your interests as an investor in the securities. For instance, as calculation agent, Credit Suisse International will determine the Initial Level, the Downside Threshold Level and the Call Level, whether you receive the Automatic Redemption Amount on the Automatic Redemption Date, and the Redemption Amount, if any. Moreover, certain determinations made by Credit Suisse International, in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor underlying or calculation of the closing level in the event of a market disruption event or discontinuance of the Underlying. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. In addition, hedging activities by us or our affiliates on or prior to the Trade Date could potentially increase the Initial Level, and therefore, could increase the Downside Threshold Level, which is the level at or above which the Underlying must close so that you are not exposed to the negative performance of the Underlying on the Valuation Date, and Call Level, which is the level at or above which the Underlying must close in order for you to receive the Automatic Redemption Amount. Further, hedging activities may adversely affect any payment on or the value of the securities. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the securities, which creates an additional incentive to sell the securities to you.

Risks Relating to the Estimated Value and Secondary Market Prices of the Securities

▪	Unpredictable economic and market factors will affect the value of the securities. The payout on the securities can be replicated using a combination of the components described in “The estimated value of the securities on the Trade Date is less than the Price to Public.” Therefore, in addition to the level of the Underlying, the terms of the securities at issuance and the value of the securities prior to maturity may be influenced by factors that impact the value of fixed income securities and options in general such as:

o    the expected and actual volatility of the Underlying;

o    the time to maturity of the securities;

o     the dividend rate on the equity securities included in the Underlying;

o    interest and yield rates in the market generally;

o    investors’ expectations with respect to the rate of inflation;

o    geopolitical conditions and economic, financial, political, regulatory, judicial or other events that affect the components included in the Underlying or markets generally and which may affect the level of the Underlying; and

o    our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

▪	The estimated value of the securities on the Trade Date is less than the Price to Public. The initial estimated value of your securities on the Trade Date (as determined by reference to our pricing models and our internal funding rate) is less

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than the original Price to Public. The Price to Public of the securities includes any discounts or commissions as well as transaction costs such as expenses incurred to create, document and market the securities and the cost of hedging our risks as issuer of the securities through one or more of our affiliates (which includes a projected profit). The costs included in the original Price to Public of the securities will include a fee paid to LFT Securities, LLC, an entity in which an affiliate of MSSB has an ownership interest, for providing certain electronic platform services with respect to this offering. MSSB is acting as a dealer in connection with the distribution of the securities. These costs will be effectively borne by you as an investor in the securities. These amounts will be retained by Credit Suisse or our affiliates in connection with our structuring and offering of the securities (except to the extent discounts or commissions are reallowed to other broker-dealers or any costs are paid to third parties).

On the Trade Date, we value the components of the securities in accordance with our pricing models. These include a fixed income component valued using our internal funding rate, and individual option components valued using proprietary pricing models dependent on inputs such as volatility, correlation, dividend rates, interest rates and other factors, including assumptions about future market events and/or environments. These inputs may be market-observable or may be based on assumptions made by us in our discretionary judgment. As such, the payout on the securities can be replicated using a combination of these components and the value of these components, as determined by us using our pricing models, will impact the terms of the securities at issuance. Our option valuation models are proprietary. Our pricing models take into account factors such as interest rates, volatility and time to maturity of the securities, and they rely in part on certain assumptions about future events, which may prove to be incorrect.

Because Credit Suisse’s pricing models may differ from other issuers’ valuation models, and because funding rates taken into account by other issuers may vary materially from the rates used by Credit Suisse (even among issuers with similar creditworthiness), our estimated value at any time may not be comparable to estimated values of similar securities of other issuers.

▪	Effect of interest rate in structuring the securities. The internal funding rate we use in structuring notes such as these securities is typically lower than the interest rate that is reflected in the yield on our conventional debt securities of similar maturity in the secondary market (our “secondary market credit spreads”). If on the Trade Date our internal funding rate is lower than our secondary market credit spreads, we expect that the economic terms of the securities will generally be less favorable to you than they would have been if our secondary market credit spread had been used in structuring the securities. We will also use our internal funding rate to determine the price of the securities if we post a bid to repurchase your securities in secondary market transactions. See “—Secondary Market Prices” below.

▪	Secondary market prices. If Credit Suisse (or an affiliate) bids for your securities in secondary market transactions, which we are not obligated to do, the secondary market price (and the value used for account statements or otherwise) may be higher or lower than the Price to Public and the estimated value of the securities on the Trade Date. The estimated value of the securities on the cover of this pricing supplement does not represent a minimum price at which we would be willing to buy the securities in the secondary market (if any exists) at any time. The secondary market price of your securities at any time cannot be predicted and will reflect the then-current estimated value determined by reference to our pricing models, the related inputs and other factors, including our internal funding rate, customary bid and ask spreads and other transaction costs, changes in market conditions and deterioration or improvement in our creditworthiness. In circumstances where our internal funding rate is higher than our secondary market credit spreads, our secondary market bid for your securities could be less favorable than what other dealers might bid because, assuming all else equal, we use the higher internal funding rate to price the securities and other dealers might use the lower secondary market credit spread to price them. Furthermore, assuming no change in market conditions from the Trade Date, the secondary market price of your securities will be lower than the Price to Public because it will not include any discounts or commissions and hedging and other transaction costs. If you sell your securities to a dealer in a secondary market transaction, the dealer may impose an additional discount or commission, and as a result the price you receive on your securities may be lower than the price at which we may repurchase the securities from such dealer.

We (or an affiliate) may initially post a bid to repurchase the securities from you at a price that will exceed the then-current estimated value of the securities. That higher price reflects our projected profit and costs, which may include discounts and commissions that were included in the Price to Public, and that higher price may also be initially used for account statements or otherwise. We (or our affiliate) may offer to pay this higher price, for your benefit, but the amount of any excess over the then-current estimated value will be temporary and is expected to decline over a period of approximately three months.

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The securities are not designed to be short-term trading instruments and any sale prior to maturity could result in a substantial loss to you. You should be willing and able to hold your securities to maturity.

▪	Lack of liquidity. The securities will not be listed on any securities exchange. Credit Suisse (or its affiliates) intends to offer to purchase the securities in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities when you wish to do so. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Credit Suisse (or its affiliates) is willing to buy the securities. If you have to sell your securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

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Supplemental Use of Proceeds and Hedging

We intend to use the proceeds of this offering for our general corporate purposes, which may include the refinancing of existing debt outside Switzerland. Some or all of the proceeds we receive from the sale of the securities may be used in connection with hedging our obligations under the securities through one or more of our affiliates. Such hedging or trading activities on or prior to the Trade Date and during the term of the securities (including on any calculation date, as defined in any accompanying product supplement) could adversely affect the value of the Underlying and, as a result, could decrease the amount you may receive on the securities at maturity. For additional information, see “Supplemental Use of Proceeds and Hedging” in any accompanying product supplement.

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The Underlying

iShares® MSCI Emerging Markets ETF Summary

We have derived all information contained herein regarding the iShares® MSCI Emerging Markets ETF from publicly available information. Such information reflects the policies of, and is subject to change by, BlackRock Fund Advisors, which maintains and manages the iShares® MSCI Emerging Markets ETF and acts as investment advisor to the iShares® MSCI Emerging Markets ETF. We have not conducted any independent review or due diligence of any publicly available information with respect to the iShares® MSCI Emerging Markets ETF.

The iShares® MSCI Emerging Markets ETF is an exchange-traded fund that seeks to track the investment results of the MSCI Emerging Markets Index, which is designed to measure equity market performance in the global emerging markets.

iShares, Inc. is a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI Emerging Markets ETF. Information filed by iShares, Inc. with the SEC under the Securities Act and the Investment Company Act can be found by reference to its SEC file numbers: 033-97598 and 811-09102. Shares of the iShares® MSCI Emerging Markets ETF are listed on the NYSE Arca under ticker symbol “EEM.” Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement, any accompanying product supplement, the prospectus supplement or the prospectus.Information as of market close on November 12, 2021:

Bloomberg Ticker Symbol:	EEM UP
Current Closing Level:	$52.00
52 Weeks Ago (on 11/13/2020):	$48.33
52 Week High (on 2/17/2021):	$57.96
52 Week Low (on 11/18/2020):	$48.71

For additional historical information, see “iShares® MSCI Emerging Markets ETF Historical Performance” below.

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iShares® MSCI Emerging Markets ETF Historical Performance

The following graph sets forth the daily closing levels of the Underlying for the period from January 4, 2016 through November 12, 2021. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the Underlying for each quarter in the same period. The closing level on November 12, 2021 was $52.00. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical values of the Underlying should not be taken as an indication of future performance, and no assurance can be given as to the level of the Underlying on the Call Observation Date or Valuation Date. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

iShares® MSCI Emerging Markets ETF Daily Closing Levels January 4, 2016 to November 12, 2021

* The solid red line in the graph indicates the Downside Threshold Level.
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iShares® MSCI Emerging Markets ETF	High	Low	Period End
2016
First Quarter	$34.28	$28.25	$34.25
Second Quarter	$35.26	$31.87	$34.36
Third Quarter	$38.20	$33.77	$37.45
Fourth Quarter	$38.10	$34.08	$35.01
2017
First Quarter	$39.99	$35.43	$39.39
Second Quarter	$41.93	$38.81	$41.39
Third Quarter	$45.85	$41.05	$44.81
Fourth Quarter	$47.81	$44.82	$47.12
2018
First Quarter	$52.08	$45.69	$48.28
Second Quarter	$48.14	$42.33	$43.33
Third Quarter	$45.03	$41.14	$42.92
Fourth Quarter	$42.93	$38.00	$39.06
2019
First Quarter	$43.71	$38.45	$42.92
Second Quarter	$44.59	$39.91	$42.91
Third Quarter	$43.42	$38.74	$40.87
Fourth Quarter	$45.07	$40.27	$44.87
2020
First Quarter	$46.30	$30.61	$34.13
Second Quarter	$41.19	$32.67	$39.99
Third Quarter	$45.55	$40.44	$44.09
Fourth Quarter	$51.70	$43.99	$51.67
2021
First Quarter	$57.96	$51.68	$53.34
Second Quarter	$56.09	$52.01	$55.15
Third Quarter	$54.84	$49.50	$50.38
Fourth Quarter (through November 12, 2021)	$52.50	$49.59	$52.00
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United States Federal Tax Considerations

This discussion supplements and, to the extent inconsistent therewith, supersedes the discussion in the accompanying product supplement under “United States Federal Tax Considerations.”

There are no statutory, judicial or administrative authorities that address the U.S. federal income tax treatment of the securities or instruments that are similar to the securities. In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid financial contract that is an “open transaction” for U.S. federal income tax purposes. However, there is uncertainty regarding this treatment.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or other disposition.

•	Upon a sale or other disposition (including retirement) of a security, you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the security. Subject to the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

Even if the treatment of the securities as described herein is respected, there is a substantial risk that your purchase of a security will be treated as entry into a “constructive ownership transaction,” within the meaning of Section 1260 of the Code. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your securities would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your securities, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. Due to the lack of governing authority under Section 1260, our counsel is not able to opine as to whether or how Section 1260 applies to the securities. You should read the section entitled “United States Federal Tax Considerations—Tax Consequences to U.S. Holders—Securities Treated as Prepaid Financial Contracts that are Open Transactions—Possible Application of Section 1260 of the Code” in the accompanying product supplement for additional information and consult your tax advisor regarding the potential application of the “constructive ownership” rule.

We do not plan to request a ruling from the IRS regarding the treatment of the securities, and the IRS or a court might not agree with the treatment described herein. In particular, the IRS could treat the securities as contingent payment debt instruments, in which case the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized, could be materially and adversely affected. Moreover, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. Subject to the discussions in the next paragraph and in “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” and “United States Federal Tax Considerations—FATCA” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying product supplement, Section 871(m) of the Internal

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Revenue Code generally imposes a 30% withholding tax on “dividend equivalents” paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Treasury regulations under Section 871(m), as modified by an IRS notice, exclude from their scope financial instruments issued prior to January 1, 2023 that do not have a “delta” of one with respect to any U.S. equity. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. equity and, therefore, should not be subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this determination. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax advisor regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Supplemental Plan of Distribution (Conflicts of Interest)

Under the terms and subject to the conditions contained in a distribution agreement dated May 7, 2007, as amended, which we refer to as the distribution agreement, we have agreed to sell the securities to CSSU. The distribution agreement provides that CSSU is obligated to purchase all of the securities if any are purchased.

CSSU will offer the securities at the offering price set forth on the cover page of this pricing supplement and will receive discounts and commissions of $0.25 per $10.00 principal amount of securities. MSSB and its financial advisors will collectively receive from CSSU discounts and commissions of $0.25 for each security they sell, of which $0.05 per $10.00 principal amount of securities reflects a structuring fee. CSSU may re-allow some or all of the discount on the principal amount per security on sales of such securities by other brokers or dealers. If all of the securities are not sold at the initial offering price, CSSU may change the public offering price and other selling terms.

An affiliate of Credit Suisse has paid or may pay in the future a fixed amount to broker-dealers in connection with the costs of implementing systems to support these securities.

We expect to deliver the securities against payment for the securities on the Settlement Date indicated herein, which may be a date that is greater than two business days following the Trade Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, if the Settlement Date is more than two business days after the Trade Date, purchasers who wish to transact in the securities more than two business days prior to the Settlement Date will be required to specify alternative settlement arrangements to prevent a failed settlement.

The agent for this offering, CSSU, is our affiliate. In accordance with FINRA Rule 5121, CSSU may not make sales in this offering to any of its discretionary accounts without the prior written approval of the customer. A portion of the net proceeds from the sale of the securities will be used by CSSU or one of its affiliates in connection with hedging our obligations under the securities.

For further information, please refer to “Underwriting (Conflicts of Interest)” in any accompanying product supplement.

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Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as United States counsel to Credit Suisse, when the securities offered by this pricing supplement have been executed and issued by Credit Suisse and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities will be valid and binding obligations of Credit Suisse, enforceable against Credit Suisse in accordance with their terms, subject to (i) applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, (ii) concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and (iii) possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities. Insofar as this opinion involves matters governed by Swiss law, Davis Polk & Wardwell LLP has relied, without independent inquiry or investigation, on the opinion of Homburger AG, dated October 29, 2021 and filed by Credit Suisse as an exhibit to a Current Report on Form 6-K on October 29, 2021. The opinion of Davis Polk & Wardwell LLP is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in the opinion of Homburger AG. In addition, the opinion of Davis Polk & Wardwell LLP is subject to customary assumptions about the establishment of the terms of the securities, the trustee’s authorization, execution and delivery of the indenture and its authentication of the securities, and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP dated October 29, 2021, which was filed by Credit Suisse as an exhibit to a Current Report on Form 6-K on October 29, 2021. Davis Polk & Wardwell LLP expresses no opinion as to waivers of objections to venue, the subject matter or personal jurisdiction of a United States federal court or the effectiveness of service of process other than in accordance with applicable law. In addition, such counsel notes that the enforceability in the United States of Section 10.08(c) of the indenture is subject to the limitations set forth in the United States Foreign Sovereign Immunities Act of 1976.

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